EXHIBIT 10.4

Ref: L/C01/212/10/100073-78/F/51239

Date: 19th March 2010

Comtech Broadband Corporation Limited (Borrower 1)

Comtech Industrial (Hong Kong) Limited (Borrower 2)

Comtech International (Hong Kong) Limited (Borrower 3)

Hong Kong JJT Limited (Borrower 4)

Keen Awards Limited (Borrower 5)

Rise Year Limited (Borrower 6)

(collectively, the “Borrowers”)

Important Notice:	This Facility Letter sets out the terms and conditions upon which the bank would revise banking facilities to you. You are advised to read and understand the terms and conditions before accepting this Facility Letter.

Dear Sirs,

Re:	General Banking Facilities

Further to our recent discussions, the Bank is pleased to revise the following general banking facility(ies) (the “Facility(ies)”) to the Borrowers jointly and severally subject to the Bank’s General Terms and Conditions for General Banking Facilities and Loan Facility(ies), the Terms and Conditions for Treasury and Derivative Products (the “TDP Terms and Conditions”), Factoring Agreement previously executed and delivered by the Borrower to the Bank (if applicable), Terms and Conditions for Pre-Shipment Financing appended to the Application for Pre-Shipment Financing previously (or to be) executed and delivered by the Borrower to the Bank (if applicable) (as amended from time to time, the “General Terms”) and the terms and conditions stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter, Any appendix hereto forms an integral part of this Facility Letter.

1.1	Facility(ies)	Amount	Interest Rate / Terms and Conditions

	HKD O/D USD O/D	Up to USD1,000,000.00 (or its equivalent amount in HKD)	•	Interest Rates for O/D : - HKD O/D : HIBOR + 2%p.a. - USD O/D : LIBOR + 2%p.a.

	Standby L/C / L/G (1)	USD500,000,00	•	Facilities utilized by Borrower 3 only.

	Outward Documentary Bills / L/C Discount against Acceptance	USD25,000,000.00

	Combined Facilities	Up to an aggregate maximum amount of USD30,000,000.00 (the “Combined Facility Limit”)	•	The aggregate outstanding of Standby L/C / L/G shall not exceed USD10,000,000.00.
			•	The aggregate outstanding of the Combined Facilities utilized by Borrower 2, Borrower 4 and Borrower 6 shall not exceed USD10,000,000.00.

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com

Ref: L/C01/212/10/100073-78/F/51239

In this context, “Combined Facilities” means any combination of each of the products with other products set out hereunder:

PSF, IIF, EID, L/C, T/R, I/L, P/L, D/A, D/P, L/I, B/B L/C and/or Standby L/C / L/G which excludes financial guarantee to support credit facilities granted by financial institutions.

Notwithstanding the Combined Facility Limit specified above, the combination of the products under the Combined Facilities and their respective limits may be varied from time to time within the Combined Facility Limit, Following each variation determined by the Bank at its sole discretion in accordance with its internal methodology, it shall advise the Borrower the types of products and their respective limits by means of an information sheet.

1.2	Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable.

2.	Conditions Precedent / Collateral Security(ies)

The Faciiity(ies) shall not be made available for drawdown or utilization by the Borrowers until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-

•	A duly signed copy of this Facility Letter indicating the Borrowers’ and the security providers’ acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter;

•

Continuing cross guarantee(s) executed/to be executed by the following guarantor(s) in the Bank’s favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
Comtech Broadband Corporation Limited	Unlimited Extent
Comtech Industrial (Hong Kong) Limited	Unlimited Extent
Comtech International (Hong Kong) Limited	Unlimited Extent
Hong Kong JJT Limited	Unlimited Extent
Keen Awards Limited	Unlimited Extent
Rise Year Limited	Unlimited Extent

•

Continuing corporate guarantee(s) executed/to be executed by the following guarantor(s) in the Bank’s favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
COGO GROUP, INC. (Formerly known as Comtech Group, Inc.)	Unlimited Extent

•

Legal Opinion issued by United States of America Law Firm for the validity, legality and enforceability in respect of the Guarantee(s) to be executed by COGO GROUP, INC. together with any resolutions and such other documents in a form and substance satisfactory to the Bank.

•	Process Agent Appointment Letter(s) issued by COGO GROUP, INC. and duly accepted and confirmed by the process agent.

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com

Ref: L/C01/212/10/100073-78/F/51239

•

Charge of Deposit(s) for the total principal deposit amount of not less than USD15,000,000.00 (or if the charged deposit is denominated in any foreign currency acceptable to the Bank, its equivalent in such foreign currency plus any deposit margin (the “Charged Deposit Margin”) as determined by the Bank from time to time without any prior notice to or agreement by the Borrower and/or the Deposit Chargor(s)) together with interest accrued or to be accrued thereon. A list of the deposit margin (the “List of Charged Deposit Margin”) applicable to each foreign currency acceptable to the Bank is attached herewith for your reference. Should the percentage of the charged deposit margin be changed, the change shall be effective on the date another List of Charged Deposit Margin is issued to the Borrower and the Deposit Chargor(s).

A Deed of Indemnity, Charge Over Deposit(s) and Set-Off duly executed/to be executed by the deposit chargor in the Bank’s favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrower to such extent as the Bank may from time to time deem fit.

Name of Deposit Chargor:

Comtech International (Hong Kong) Limited

•

Form(s) of Security Deed (Proceeds) duly to be executed by Borrower 3 in the Bank’s favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrowers to such extent as the Bank may from time to time deem fit.

•

Charge of Deposit(s) for the total principal deposit amount of not less than USD500,000.00 (or if the charged deposit is denominated in any foreign currency acceptable to the Bank, its equivalent in such foreign currency plus any deposit margin (the “Charged Deposit Margin”) as determined by the Bank from time to time without any prior notice to or agreement by the Borrower and/or the Deposit Chargor(s)) together with interest accrued or to be accrued thereon. A list of the deposit margin (the “List of Charged Deposit Margin”) applicable to each foreign currency acceptable to the Bank is attached herewith for your reference. Should the percentage of the charged deposit margin be changed, the change shall be effective on the date another List of Charged Deposit Margin is issued to the Borrower and the Deposit Chargor(s).

A Deed of Indemnity, Charge Over Deposit(s) and Set-Off duly executed/to be executed by the deposit chargor in the Bank’s favour to secure general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrower to such extent as the Bank may from time to time deem fit.

Name of Deposit Chargor:

Comtech International (Hong Kong) Limited

Provided that Charge Over Deposit(s) for USD500,000.00 executed by Borrower 3 only secure the Standby L/C / L/G (1) Facility.

•	Copy, certified by a director, of each of the following documents of your company and the security providers:

•	Certificate of Incorporation.

•	Memorandum and Articles of Association or other constitutional documents (if any).

•	List of directors with their specimen signatures,

•	Current Business Registration Certificate (if any).

•

If any of the Borrower / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company;

•

Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com

Ref: L/C01/212/10/100073-78/F/51239

3.	Other Conditions:

•	Utilization of Bills facility is conditional upon the Bank’s prior approval.

•	All the proceeds from EID will be firstly applied to retire the relative outstanding under IIF facility.

•	The Borrowers and COGO GROUP, INC. (the “Parent Company”) undertake with the Bank at all the times of the Facility(ies) that :-

(i)	The Parent Company shall remain the ultimate holding company of the Borrowers and hold at all times in aggregate beneficially (directly or indirectly) of not less than 50% of equity interest of the Borrowers.

(ii)	Mr. Kang Jingwei and his family shall remain as the single largest beneficial owner of the Parent Company and Mr. Kang Jingwei shall be the chairman of the Board of Directors of the Parent Company.

(iii)	The Parent Company shall maintain its tangible net worth not less than RMB700,000,000.00 and its listing of the status on the NASDAQ of the Stock Exchange of United States of America.

•

The Borrowers are required to render the Bank the inward bills transaction volume in monetary term of not less than USD50,000,000.00 and outward bills volume in monetary term of not less than USD60,000,000.00 annually. If the Borrowers fail to do so, a handling charge of USD10,000.00 will be charged and payable by the Borrowers.

•

The Borrower 1 and Borrower 3 are required to submit to the Bank their aging reports of account receivable(s) within one month from the date of the quarterly report(s) has been submitted to the NASDAQ of the Stock Exchange of United States of America.

•	The Borrowers are required to supply to the Bank annually the reports of sales transaction volume and the aging reports of account receivables relating to their buyers.

4.	Fees

•	Handling Charge : USD23,250.00 payable upon acceptance of this Facility Letter.

All fees and charges shall not be refundable under any circumstances.

Currently, the Borrower represents that the Borrower does not have any relationship with the Bank’s directors or employees. If the Facility(ies) is/are secured by any guarantee(s) or securities provided by any third party (“Security Provider”), the Borrower also represents that none of the Security Providers is so related. The Borrower undertakes that if the Borrower or any Security Provider becomes related to the Bank’s directors or employees, the Borrower will promptly notify the Bank in writing. Please disregard the undertaking required under this paragraph should you have already done so.

Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to the Bank the duplicate copy of this Facility Letter on or before 16th June 2010, failing which this offer shall automatically lapse. This Facility Letter, once accepted and upon our satisfaction of all the Conditions Precedent /Collateral Securities specified above, shall supersede all our previous facility letters and arrangement (unless otherwise specified) and the outstanding thereunder shall be transferred as outstanding hereunder.

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com

Ref: L/C01/212/10/100073-78/F/51239

Should you have any queries, please contact our Mr Lo at 2247 8833 at any time. We are here to serve you better.

Yours faithfully,

For and on behalf of

Bank of China (Hong Kong) Limited

Authorized Signature(s)

Encl.	•	General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (version no.080115)

	•	List of Charged Deposit Margin [090326]

	•	Information Sheet

	•	Certified Extract of the Minutes of Board Resolutions (6 sets)

	•	Cross Guarantee (1 set) with Board Resolutions (6 sets) and shareholders’ resolutions (6 sets)

	•	Deed of Guarantee (2 sets) with Board Resolutions and shareholders’ resolutions

	•	Deed of Indemnity, Charge Over Deposit(s) and Set-off with (2 sets) and Board Resolutions and shareholders’ resolutions

	•	Security Deed (Proceeds) with (6 sets) and Board Resolutions and shareholders’ resolutions

	•	Process Agent Appointment Letter (2 sets)

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions,

Borrower :	Comtech Broadband Corporation Limited
Date:

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.		After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

Borrower :	Comtech International (Hong Kong) Limited	Borrower :	Hong Kong JJT Limited
Date :		Date:

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com

Ref: L/C01/212/10/100073-78/F/51239

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

Borrower :	Keen Awards Limited
Date :

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we consent to all the above terms and conditions, and where this Facility Letter in any way whatsoever varies, amends and/or supplements the facility letter(s) previously issued by you to the Borrower, I/we confirm that the guarantee and/or security document executed by me/us is not discharged, prejudiced or affected in any way whatsoever notwithstanding such variations, amendments and/or supplements, and I/we acknowledge that I/we fully understand, confirm and agree to be bound by all the above terms and conditions, and to continue to be liable for all debts and liabilities of the Borrower upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

Name :	COGO GROUP, INC.
(Formerly known as Comtech Group, Inc.)
Date :

Witness:

Name :

17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.

Website: www.bochk.com